UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015 (November 16, 2015)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2015, Inventergy Global, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) notifying the Company that it is not currently in compliance with Listing Rule 5550(b)(1), which requires the Company to maintain a minimum stockholders’ equity of $2,500,000 for continued listing on Nasdaq.

The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.  Pursuant to Nasdaq rules, the Company has until December 31, 2015 to provide Nasdaq with a written plan to regain compliance with the minimum stockholders’ equity requirement. If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension period of up to 180 days from the date of the Notice for the Company to regain compliance with the stockholders’ equity requirement. If Nasdaq does not accept the Company’s plan, the Company may appeal that decision to a Nasdaq hearings panel.

The Company intends to submit a plan to Nasdaq by December 31, 2015 to regain compliance with the minimum stockholders’ equity requirement and maintain its listing on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2015

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer